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                                                                     Exhibit 3.3


                          CERTIFICATE OF DESIGNATION OF
                       RIGHTS, PREFERENCES AND LIMITATIONS
                   OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                           RECOM MANAGED SYSTEMS, INC.

         Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned hereby certifies that the Board of Directors of Recom Managed Systems, Inc. (the "Company") duly approved the following Certificate of Designation of Series A Convertible Preferred Stock of the Company, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Convertible Preferred Stock are as follows:

1.       DESIGNATION AND RANK; DEFINITIONS.

                  (a) The Company shall be authorized to issue 1,818,710 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"). The shares of the Series A Preferred (the "Shares") shall rank senior to all series of the Company's preferred stock and common stock, par value $.001 per share ("Common Stock").

                  (b) The following definitions shall be used herein:

                           (i) "Closing Bid Price" means the last bid price for the Common Stock as reported by the NASD OTC Bulletin Board, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

                           (ii) "Conversion Price" means $3.00 per share of Common Stock, subject to adjustment as set forth in Section 4 hereof.

                           (iii) "Issuance Price" means $3.00 per Share.

2.       DIVIDEND PROVISIONS.

                  The holders of the Series A Preferred are entitled to receive an annual cumulative dividend on each share of the Series A Preferred equal to $.24 payable quarterly, on March 31, June 30, September 30, and December 31 of each year, either in cash from funds legally available therefore, or in kind, in the form of additional shares of Series A Preferred, at the Company's discretion. Dividends for the period between the date of the final closing of the Company's private placement in which the Shares were issued and December 31, 2003, will be pro rata based upon the actual number of days elapsed, assuming a 360 day year. If the dividend is paid in the form of Series A Preferred, each share of Series A Preferred which is paid will be valued at $3.00 per share.


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3.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the
         Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per Share equal to the greater of (i) $3.00 for each outstanding Share plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or other recapitalizations) or (ii) the amount such holders would be entitled to receive had they converted the Shares held by them into shares of Common Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Shares in proportion to the amount of such stock owned by each such holder.

                  (b) Upon completion of the distribution required by subsection
         (a) of this Section 3 and any other distribution that may be required with respect to a series of preferred stock that may from time to time come into existence, all of the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

4. CONVERSION. The holders of the Shares shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Issuance Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

                  (b) Mechanics of Conversion. Before any holder of the Shares shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the shares of Common Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue and deliver at such office to such holder of the Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be converted. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.


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                  (c)  Conversion   Price  Adjustment  for  Certain  Splits  and
         Combinations. The Conversion Price of the Shares shall be subject to adjustment from time to time as follows:

                                    (i) In the event the  Company  should at any
         time or from time to time after the issuance date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Shares shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Share shall be increased in proportion to such increase in shares of Common Stock outstanding.

                                    (ii) If the number of shares of Common Stock
         outstanding at any time after the issuance date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Shares shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Other Distributions. In the event the Company shall declare a distribution payable in securities of other entities, evidences of indebtedness issued by the Company or other entities, assets or options or rights not referred to in Section 4(c), then, in each such case for the purpose of this Section 4(d), the holders of the Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their Shares are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Shares shall thereafter be entitled to receive upon conversion of the Shares the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Shares after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Shares) shall be applicable after that event as nearly equivalent as may be practicable.


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                  (f)  Conversion   Price   Adjustments  for  Certain   Dilutive
Issuances

                           (i) In the event the Company at any time or from time
to time after the issuance date, fixes a record date for the issuance of any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(f), unless otherwise provided in this Section 4(f).

                           (A) Adjustment Formula. Whenever the Conversion Price
is adjusted pursuant to this Section (4)(f), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock (as hereinafter defined). For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4 (f)(D) below.

                           (B) Definition of "Additional Stock". For purposes of
this Section 4(f), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(f)(D) by the Company after the date hereof) other than:

                           (1) Common  Stock  issued  pursuant to a  transaction
described in Section 4(c) above;

                           (2) Common  Stock  issuable  or issued to  employees,
consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company;

                           (3) Capital stock, debt instruments  convertible into
capital stock or options or warrants to purchase capital stock, issued to financial institutions, investors or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided that the terms of such transaction or transactions are approved by the Board of Directors of the Company;

                           (4) Capital stock, debt instruments  convertible into
capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company;

                           (5) Shares of Common  Stock  issued or issuable  upon
conversion of the Shares or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of ___________, 2003; and


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                           (6) Shares of Common  Stock  issued or  issuable in a
transaction approved in advance by the holders of more than fifty percent (50%) of the then outstanding Shares.

                           (C) Determination  of  Consideration.  In  the  event
the Company issues shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors. Whenever there is such a determination of fair value of any non-cash consideration, such determination may be challenged in good faith by the holders of at least a majority of the Shares, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by the Company and acceptable to the holders of the Shares.

                           (D) Deemed  Issuances of Common Stock. In the case of
the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
Section 4(f):

                           (1) The aggregate  maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(f)(C), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                           (2) The aggregate  maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(f)(C).


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                  (3) In the  event of any  change  in the  number  of shares of
Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                  (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(f)(D)(1) and 4(f)(D)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(f)(D)(3) or 4(f)(D)(4).

                           (E) No Increased  Conversion  Price.  Notwithstanding
any other provisions of this Section 4(f), except to the limited extent provided for in Sections 4(f)(D)(3) and 4(f)(D)(4), no adjustment of the Conversion Price pursuant to this Section 4(f) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Shares against impairment.

                  (h) No Fractional Shares and Certificate as to Adjustments.

                                    (i) No  fractional  shares  shall be  issued
         upon the conversion of any share or shares of the Shares, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Shares the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.


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                                    (ii) Upon the occurrence of each  adjustment
         or readjustment of the Conversion  Price of the Shares pursuant to this
         Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Shares, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time or any holder of Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of the Shares at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Shares.

                  (i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date an which any such record is to be taken far the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Shares, in addition to such other remedies as shall be available to the holder of such Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall he sufficient for such purposes.

                  (k) Notices.  Any notice  required by the  provisions  of this
         Section 4 to be given to the holders of Shares shall be deemed given three (3) days after the date it is deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Company.

                  (l) Forced Conversion.

                           (a) The Company can force  conversion of the Series A
Preferred into Common Stock upon 45 days written notice to the holders of the Shares, if (i) the Closing Bid Price is at least $7.50 for 30 consecutive trading days ending within 3 trading days prior to the date of the written notice of conversion; (ii) the average trading volume during such 30 consecutive trading day period shall equal or exceed 30,000 shares per day; (iii) the Common Stock is listed on a national exchange (NASDAQ, AMEX or NYSE); and (iv) the Common Stock underlying the Convertible Preferred Stock is covered by an effective registration statement filed under the Securities Act.


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                           (b)  Notice  of any  proposed  forced  conversion  of
Series A Preferred pursuant to this Section shall be given by the Company by sending by certified mail, postage prepaid, a copy of such notice (the "Forced Conversion") at least 45 days prior to the date on which it proposes to convert the stock (the Conversion Date") to the holders of record of the Shares, at their respective address appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Conversion Date to which such notice relates, and the record date for purposes of such conversion, and shall call upon such holder to surrender to the Company on said Conversion Date at the place designated in the notice such holder's certificate or certificates representing the Shares to be converted.

         5. VOTING RIGHTS. The holders of the Shares shall have the right to vote on an as-converted basis, with the Common Stock on all matters submitted to a vote of stockholders. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding Shares, voting as a separate class:

                  (a) issue or create any series or class of equity securities with rights superior to or on a parity with the Shares or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Shares so as to make the rights or preferences of such series or class equal or senior to the Shares;

                  (b) declare any cash dividends on shares of the capital stock of the Company;

                  (c) effect any exchange or reclassification of any stock affecting the holders of the Shares or a recapitalization involving the Company and its subsidiaries taken as a whole.

         Without the approval of each holder of the Shares, the Company shall not:

                  (a) effect any amendment of the Company's Certificate of Incorporation or Bylaws which would materially and adversely effect the rights of the holders of the Shares;

                  (b) amend, alter, or repeal the preferences, special rights, or other powers of the Shares so as to adversely effect the holders of the Shares;


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


         6. STATUS OF CONVERTED STOCK. In the event the Shares shall be converted pursuant to Section 4 hereof the Shares so converted may, in the discretion of the Company's Board of Directors, be canceled or issued by the Company.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 25th day of September, 2003.


                                    RECOM MANAGED SYSTEMS, INC.

                                    By: /s/ Marvin Fink
                                        ----------------------------------
                                        Name: Marvin Fink
                                        Title: President



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